As filed with the Securities and Exchange Commission on July 20, 2021.

Registration No. 333-257910

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to
FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYTOSORBENTS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-0373793
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7 Deer Park Drive, Suite K

Monmouth Junction, New Jersey 08852

(732) 329-8885

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Phillip P. Chan, MD

Chief Executive Officer

CytoSorbents Corporation

7 Deer Park Drive, Suite K

Monmouth Junction, New Jersey 08852

(732) 329-8885

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:

David C. Schwartz, Esq.

Morgan Lewis & Bockius LLP

502 Carnegie Center, Suite 201
Princeton, New Jersey 08540
(609) 919-6600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☒
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price Per Unit (2)(3)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common stock, $0.001 par value per share				(2)	—
Preferred stock, $0.001 par value per share				(2)	—
Debt securities				(2)	—
Warrants				(2)	—
Units				(2)	—
Total			$150,000,000		16,365	(4)

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)	Such information is not required to be included pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	We are registering hereunder such indeterminate number of each identified class of securities up to a proposed aggregate offering price of $150,000,000, which may be offered by us from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, exercise, redemption, repurchase or exchange of any securities registered hereunder, including any applicable anti-dilution provisions. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder. In addition, pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act, based on the proposed maximum aggregate offering price. The registration fee of $16,365 was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-257910) is being filed solely for the purpose of including “Part II – Information Not Required in Prospectus –– Item 17 – Undertakings.” This Pre-Effective Amendment No. 1 does not modify any provision of the prospectus that forms a part of the registration statement and, accordingly, such prospectus has not been included herein. This Pre-Effective Amendment No. 1 is not intended to amend or delete any part of the registration statement except as specifically noted herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the costs and expenses payable by CytoSorbents Corporation in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission (“SEC”) registration fee:

Securities and Exchange Commission Registration Fee		$16,365
Printing		*
Accounting Fees and Expenses		*
Transfer Agent and Registrar Fees		*
Legal Fees and Expenses		*
Miscellaneous		*
Total	$	*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Delaware General Corporation Law, our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 16.	Exhibits

The exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Exhibit Index is hereby incorporated by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement

2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

4.1	Certificate of Designations of Preferred Stock.*

4.2	Form of Preferred Stock Certificate.*

4.3	Form of Warrant.*

4.4	Form of Unit Certificate.*

4.5	Form of Senior Indenture.***

4.6	Form of Subordinated Indenture.***

5.1	Opinion of Morgan, Lewis & Bockius LLP (US)***

23.1	Consent of WithumSmith+Brown, PC, Independent Registered Public Accounting Firm.***

23.2	Consent of Morgan, Lewis & Bockius LLP (US) (US) (included in Exhibit 5.1).***

24.1	Powers of Attorney (included on signature page to this Registration Statement).***

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture**

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture**

* To be filed by amendment or as an exhibit to a document incorporated by reference or deemed to be incorporated by reference in this registration statement, including a current report on Form 8-K, in connection with the offering of any securities, as appropriate.

** To be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2) if applicable.

*** Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Monmouth Junction, New Jersey, on July 20, 2021.

CYTOSORBENTS CORPORATION

By:	/s/ Dr. Phillip P. Chan
Dr. Phillip P. Chan
Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on the date listed below.

Name	Capacity	Date

/s/ Phillip P. Chan	Chief Executive Officer	July 20, 2021
Phillip P. Chan, MD	(Principal Executive Officer) and Director

/s/ Kathleen P. Bloch	Chief Financial Officer (Principal Financial and	July 20, 2021
Kathleen P. Bloch	Accounting Officer)

*	Chairman of the Board	July 20, 2021
Al Kraus

*	Director	July 20, 2021
Michael G. Bator

*	Director	July 20, 2021
Edward R. Jones, MD

*	Director	July 20, 2021
Alan D. Sobel

*	Pursuant to Power of Attorney

By:	/s/ Kathleen P. Bloch
Kathleen P. Bloch
Attorney-in-Fact